Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10 Registration Statement under the Securities Exchange Act of 1934 of OnePak, Inc. (the "Company") dated November 5, 2009, of our report dated October 22, 2009, relating to the Company's financial statements for the year ended December 31, 2008.


/s/ M&K CPAS, PLLC
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www.mkacpas.com
Houston, Texas

November 5, 2009